UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 13, 2005

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8408 East Orchard Road, Suite 6600, Greenwood Village, CO 80111

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2005, HyperSpace Communications, Inc. (“HyperSpace”) issued ten-year warrants to GTG PC Investments, LLC (“GTG”) and MIC Holdings Company, LLC (“MIC”) to purchase an aggregate of 530,333 shares of HyperSpace Common Stock at a purchase price of $5.50 per share. The warrants contain net exercise provisions, anti-dilution adjustments and other customary terms, and are substantially identical to the warrants HyperSpace previously granted to GTG and MIC in connection with its acquisition of MPC Computers, LLC ("MPC"). Forms of the warrants issued to GTG and MIC are attached as Exhibits 4.1 and 4.2. See Item 3.02 for a description of the transaction in which such warrants were issued.

On December 13, 2005, HyperSpace exchanged an aggregate of 1,591,000 warrants with a $3.00 exercise price held by GTG and MIC for new warrants. The new warrants were substantially identical to the old warrants that were submitted for exchange, except that the net exercise provisions were removed in the new warrants.

Item 3.02	Unregistered Sales of Equity Securities.

On December 13, 2005, holders of certain HyperSpace warrants exercised those warrants and purchased from HyperSpace an aggregate of 1,591,000 shares of its common stock at a price of $3.00 per share, for gross proceeds of $4,773,000 before commissions and other transaction expenses. The proceeds from the sales will be used for working capital and other corporate purposes. These gross proceeds are in addition to the $2,040,000 described in HyperSpace Form 8-K filed December 12, 2005.

The warrants were originally issued to GTG and MIC in exchange for substantially identical warrants issued in connection with HyperSpace's acquisition of MPC in July 2005. See Item 1.01. GTG and MIC transferred the warrants to the exercising warrant holders and HyperSpace issued to the GTG and MIC ten-year warrants to purchase an aggregate of 530,333 shares of HyperSpace common stock at a price of $5.50 per share. The Company will pay a commission equal to 5% of the aggregate amount raised to certain broker-dealers who facilitated the transactions. The shares were sold in reliance on Section 4(2) of the Securities Act of 1933 (the "Act"). Each person exercising a warrant represented that such person was an accredited investor within the meaning of the Act and had reviewed all information about HyperSpace necessary to make an informed investment decision, and each purchaser or the broker-dealer facilitating the transaction had a pre-existing relationship with HyperSpace. Each exercising warrant holder became a party to the same registration rights agreement as GTG and MIC.

In connection with HyperSpace’s acquisition of MPC in July 2005, a total of 4,193,267 warrants to purchase common stock at $3.00 per share were issued to GTG and MIC. HyperSpace anticipates that additional such warrants may be transferred to new holders and exercised as described above, which could result in receipt by HyperSpace of proceeds, up to approximately $12,580,000 (including the $4,773,000 described above and the $2,040,000 described in HyperSpace Form 8-K filed December 12, 2005) before commissions and other transaction expenses. However, there can be no assurance that such exercises will occur until the transactions are consummated.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

4.1	Form of Warrants issued to GTG PC Investments, LLC
4.2	Form of Warrants issued to MIC Holding Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: December 19, 2005	By: /s/ Brian T. Hansen Brian T. Hansen VP & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrants issued to GTG PC Investments, LLC (1)
4.2	Form of Warrants issued to MIC Holding Company, LLC (1)

(1) Incorporated by reference to Exhibits 4.1 and 4.2 to the Registrants Form 8-K filed with the Securities and Exchange Commission on December 12, 2005.